UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2014

KANSAS CITY SOUTHERN

(Exact name of company as specified in its charter)

DELAWARE	1-4717	44-0663509
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

427 West 12th Street, Kansas City, Missouri 64105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (816) 983 - 1303

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 22, 2014, Kansas City Southern International Investments, S.A. (“KCSII”), a wholly-owned subsidiary of Kansas City Southern (the “Company”), The Kansas City Southern Railway Company (“KCSR”), and certain other subsidiaries of the Company that guaranty KCSR’s Second Amended and Restated Credit Agreement dated as of November 21, 2012 (together with the Company and KCSR, the “Guarantors”), entered into an unsecured Credit Agreement dated as of October 22, 2014 (the “KCSII Credit Agreement”) with The Bank of Tokyo-Mitsubishi UFJ, Ltd., as lender (the “Lender”).

Pursuant to the terms of the KCSII Credit Agreement, the Lender has agreed to extend credit in the form of an Initial Term Loan and a Delayed-Draw Term Loan (collectively, the “Loans”) in an aggregate principal amount of up to $300 million. KCSII borrowed $100 million of the Initial Term Loan on October 22, 2014, and may borrow up to $200 million of the Delayed-Draw Term Loan on a single occasion on or prior to December 31, 2014. Repayment of each Loan is due 90days after each borrowing date of such Loan, provided that each Loan may be prepaid by KCSII with the prior written consent of the Lender.

The proceeds of the Loans will be used for general corporate purposes. The outstanding principal balance of the Loans bear interest at the three-month London Interbank Offered Rate (“LIBOR”) plus a margin of 1.25% per annum.

Pursuant to the KCSII Credit Agreement, KCSII and the Company gave certain representations and warranties that are customary for credit agreements of this type. The KCSII Credit Agreement also contains affirmative and negative covenants that are customary for credit agreements of this type.

Events of default under the KCSII Credit Agreement are customary for transactions of this type and include, without limitation, non-payment of obligations; breach of any representation or warranty in any material respect; non-performance of covenants and obligations; cross-acceleration to other material indebtedness; certain judgments rendered; a change in control shall occur; and bankruptcy or insolvency of KCSII, the Company, any restricted subsidiary or any Guarantor. The occurrence of an event of default could result in the acceleration of the repayment of any outstanding principal balance of each Loan.

The foregoing is a summary of the terms of the KCSII Credit Agreement and does not purport to be a complete discussion of them. Capitalized terms used above that are not otherwise defined shall have the meaning given to them in the KCSII Credit Agreement. A copy of the KCSII Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement dated as of October 22, 2014, by and among KCSII, the Company, the other Guarantors, and The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

October 24, 2014	By:	/s/ Mary K. Stadler
Mary K. Stadler
Senior Vice President & Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	Credit Agreement dated as of October 22, 2014, by and among KCSII, the Company, the other Guarantors, and The Bank of Tokyo-Mitsubishi UFJ, Ltd.